UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Chemomab Therapeutics Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 14, 2021

Dear Shareholder,

You are cordially invited to attend the 2021 Annual General Meeting of Shareholders (the “Annual Meeting”) of Chemomab Therapeutics Ltd. (“we,” “Chemomab,” the “Company” or “our company”) to be held at 4:30 p.m., local time, on July 19, 2021, at Meitar | Law Offices, located at 16 Abba Hillel Road, 10th floor, Ramat Gan 5250608, Israel.

At the Annual Meeting, shareholders will vote on the matters listed in the enclosed Notice of Annual General Meeting of Shareholders. We look forward to greeting personally those shareholders who are able to be present at the Annual Meeting; however, whether or not you plan to attend in person, it is important that your shares be represented. Holders of our American Depositary Shares (“ADSs”) will receive voting instruction cards either electronically or by physical mail, depending on the delivery instructions such holder has provided to its bank or broker. Please promptly vote your shares by marking, signing, dating and returning the voting instruction card in the enclosed envelope or by submitting your voting instructions online or by phone (if permitted to do so, as described in the voting instruction card that you receive).

Your vote is important, whether or not you attend the meeting in person. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting. If you decide to attend the meeting and vote in person, your proxy may be revoked at your request.

Thank you for your cooperation and continued support.

Sincerely,

/s/ Stephen Squinto
Stephen Squinto
Chairman of the Board

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 19, 2021

To the Shareholders of Chemomab Therapeutics Ltd.:

The Annual General Meeting of Shareholders of Chemomab Therapeutics Ltd. will be held at the following time, date and place for the following purpose:

TIME:	4:30 p.m. local time

DATE:	July 19, 2021

PLACE:	Meitar | Law Offices, located at 16 Abba Hillel Road, 10th floor, Ramat Gan 5250608, Israel

PURPOSE:

The agenda for the Annual General Meeting is as follows:

1.	To approve the Company’s updated Compensation Policy for directors and officers;

2.	To approve an amendment to the terms of engagement of Dr. Adi Mor, the Company’s Chief Executive Officer;

3.	To approve an increase in the number of ordinary shares reserved for issuance under the Company’s 2015 Share Incentive Plan; and

4.
To approve the reappointment of Somekh Chaikin, a member firm of KPMG International (“KPMG”) , as our independent auditors and to authorize our board of directors to delegate to the audit committee the authority to fix the said independent auditors’ remuneration in accordance with the volume and nature of their services.

In addition, the shareholders will be requested to consider at the Meeting the Company’s audited consolidated financial statements for the year ended December 31, 2020.

The foregoing proposals are described more fully in the enclosed proxy statement, which we urge you to read in its entirety.

The affirmative vote of the holders of a majority of the voting power represented at the Annual Meeting in person or by proxy and voting thereon is necessary for the approval of each proposal.

Additionally, the approval of each of Proposal 1 and Proposal 2 is subject to the fulfillment of one of the following additional voting requirements:

(i)
approval by a majority of the ordinary shares or ADSs held and voted at the Annual Meeting by non-controlling shareholders who do not have a personal interest in the approval of the applicable proposal, excluding abstentions; or

(ii)
the total number of shares held by non-controlling, disinterested shareholders (as described in the previous bullet-point) and voted against the applicable proposal, does not exceed two percent (2%) of the aggregate voting rights in the Company.

In connection with Proposal 1, the Israeli Companies Law 5759-1999 (the “Companies Law”) allows the board of directors of a company to approve such proposal even if the general meeting of shareholders has voted against its approval, provided that the company’s compensation committee, and thereafter its board of directors, each determines to approve it, based on detailed arguments, and after having reconsidered the matter and concluded that such action is in the best interest of the company.

A “controlling shareholder” is defined as any shareholder that has the ability to direct the company’s activities (other than by means of being a director or office holder (as defined in the Companies Law) of the company). Two or more persons holding voting rights in the company each of which has a personal interest in the approval of the transaction being brought for approval of the company will be considered to be joint holders. A person is presumed to be a controlling shareholder if it holds or controls, by himself or together with others, one half or more of any one of the “means of control” of the company, although for certain matters, including with respect to Proposal 2, a person who holds 25% or more of the voting rights in the general meeting of the company if there is no other person who holds more than 50% of the voting rights in the company will be deemed a controlling shareholder. “Means of control” is defined as any one of the following: (i) the right to vote at a general meeting of the company, or (ii) the right to appoint directors of the company or its chief executive officer.

A “personal interest” of a shareholder in an action or transaction of a company includes (i) a personal interest of any of the shareholder’s relative (i.e. spouse, brother or sister, parent, grandparent, child as well as child, brother, sister or parent of such shareholder’s spouse or the spouse of any of the above) or an interest of a company with respect to which the shareholder or the shareholder’s relative (as detailed above) holds 5% or more of such company’s issued shares or voting rights, in which any such person has the right to appoint a director or the chief executive officer or in which any such person serves as a director or the chief executive officer, including the personal interest of a person voting pursuant to a proxy whether or not the proxy grantor has a personal interest; and (ii) excludes an interest arising solely from the ownership of ordinary shares or ADSs of the company.

Shareholders of record at the close of business on June 14, 2021 are entitled to notice of and to vote at the Annual Meeting. A list of shareholders of record will be available at the Annual Meeting and, during the 10 days prior to the Annual Meeting, at the office of our Corporate Secretary at our registered office in Israel, Kiryat Atidim, Building 7, Tel Aviv, 6158002, Israel.

Please sign, date and promptly return the enclosed voting instruction card or proxy card in the enclosed envelope or submit your voting instructions online or by phone (if permitted to do so, as described in the voting instruction card that you receive) so that your shares will be represented whether or not you attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Stephen Squinto
Stephen Squinto
Chairman of the Board

June 14, 2021

- ii -

CHEMOMAB THERAPEUTICS LTD.
Kiryat Atidim, Building 7
Tel Aviv, Israel 6158002
+972-77-331-0156

PROXY STATEMENT FOR CHEMOMAB THERAPEUTICS LTD.
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 19, 2021

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Chemomab Therapeutics Ltd. (“we,” the “Company,” “our company” or “Chemomab”) is soliciting your proxy to vote at the Annual General Meeting of Shareholders (the “Annual Meeting”) and any adjournments of the Annual Meeting to be held at 4:30 p.m., local time, on July 19, 2021 at Meitar | Law Offices, located at 16 Abba Hillel Road, 10th floor, Ramat Gan 5250608, Israel. This proxy statement, along with the accompanying Notice of Annual General Meeting of Shareholders, summarizes the purpose of the Annual Meeting and the information you need to know to vote at the Annual Meeting. We anticipate that on or about June 22, 2021, we will begin sending this proxy statement, the attached Notice of Annual Meeting and the form of proxy enclosed to all shareholders entitled to vote at the Annual Meeting.

Who Can Vote?

Only holders of record of ordinary shares or ADSs representing the Company’s ordinary shares (collectively, the “Shares”) on June 14, 2021 (the “record date”) are entitled to vote at the Annual Meeting. On the record date, there were 220,058,140 ordinary shares (equivalent to 11,002,907 ADSs) outstanding and entitled to vote.

You do not need to attend the Annual Meeting to vote your Shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting.

How Many Votes Do I Have?

Each ordinary share that you own entitles you to one vote. Each ADS represents twenty (20) of our ordinary shares.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting. If your Shares are registered directly in your name through our transfer agent, or you have share certificates, you may vote:

•
By mail. Complete, date, sign and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your Shares voted, they will be voted as recommended by our Board of Directors.

•	In person at the meeting. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If your ADSs are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your Shares and can generally do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to instruct them to vote your Shares.

•	By Phone and/or Online.

•
Beneficial Holders can complete and submit voting instructions online at www.ProxyVote.com, in accordance with the instructions provided on the voting instruction card that you receive, or by calling 1-800-454-8683.

•	Registered Holders can complete and submit voting instructions online at www.proxypush.com/CMMB in accordance with the instructions on the voting instruction card you receive.

•
In person at the Annual Meeting. Contact the broker or other nominee who holds your Shares to obtain a broker’s proxy card andbring it with you to the Annual Meeting. You will not be able to vote at the Annual Meeting unless you have a proxy card from your broker.

What am I Voting On?

You are voting:

•	To approve the Company’s updated Compensation Policy for directors and officers;

•	To approve an amendment to the terms of engagement of Dr. Adi Mor, the Company’s Chief Executive Officer;

•	To approve an increase in the number of ordinary shares reserved for issuance under the Company’s 2015 Share Incentive Plan; and

•
To approve the reappointment of Somekh Chaikin, a member firm of KPMG International, as our independent auditors and to authorize our board of directors to delegate to the audit committee the authority to fix the said independent auditors’ remuneration in accordance with the volume and nature of their services.

In addition, you will be requested to consider at the Annual Meeting the Company’s audited consolidated financial statements for the year ended December 31, 2020.

Our Board of Directors reserves the right to elect not to proceed with and to abandon the foregoing proposals if it determines, in its sole discretion, that the proposals are no longer in the best interests of the shareholders.

How does the Board of Directors Recommend that I Vote at the Annual Meeting?

The Board of Directors recommends that you vote as follows:

•	“FOR” the proposal to approve the Company’s Compensation Policy for directors and officers;

•	“FOR” the approval of an amendment to the terms of engagement of Dr. Adi Mor, the Company’s Chief Executive Officer;

•	“FOR” the approval of an increase in the number of ordinary shares reserved for issuance under the Company’s 2015 Share Incentive Plan; and

•
“FOR” the approval of the reappointment of Somekh Chaikin, a member firm of KPMG International, as our independent auditors and to authorize our board of directors to delegate to the audit committee the authority to fix the said independent auditors’ remuneration in accordance with the volume and nature of their services.

If any other matter is properly presented at the Annual Meeting or any adjournment, the proxy card provides that your Shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

What Constitutes a Quorum for the Annual Meeting?

Due to the Nasdaq listing rules applicable to our Company, of the 220,058,140 ordinary shares outstanding as of the record date, the holders of at least 33 1/3% of those ordinary shares, or at least 73,352,713 ordinary shares, must be present at the meeting in person or represented by proxy to hold the meeting and conduct business. Once a quorum is established at a meeting, it shall not be broken by the withdrawal of enough votes to leave less than a quorum. Shares held by shareholders of record who are present at the meeting in person or by proxy are counted for purposes of determining whether a quorum exists. Abstentions and “broker non-votes” are also counted as present and entitled to vote for purposes of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What are the Voting Requirements to Approve the Proposals?

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposals to (1) approve the Company’s Compensation Policy for directors and officers; (2) approval of an amendment to the terms of Dr. Adi Mor, the Company’s Chief Executive Officer; (3) approve an increase in the number of ordinary shares reserved for issuance under the Company’s 2015 Share Incentive Plan; and (4) approve the reappointment of Somekh Chaikin, a member firm of KPMG International, as our independent auditors and to authorize our board of directors to delegate to the audit committee the authority to fix the said independent auditors’ remuneration in accordance with the volume and nature of their services.

The affirmative vote of a majority of our ordinary shares or ADSs present at the Annual Meeting, in person or by proxy, and voting on the matter, is required to approve each of the proposals, as described above, provided that with respect to each of Proposal 1 and Proposal 2, in addition to such majority vote, either (i) a majority of the shares of shareholders present and voting who are not controlling shareholders or do not have a personal interest in the approval of the proposal, excluding abstentions, are voted in favor of the proposal; or (ii) the total number of shares held by the shareholders mentioned in clause (i) above that are voted against the proposal does not exceed two percent (2%) of the aggregate voting rights in the Company.

A “controlling shareholder” is defined as any shareholder that has the ability to direct the company’s activities (other than by means of being a director or office holder (as defined in the Israeli Companies Law 5759-1999 (the “Companies Law”) of the company). Two or more persons holding voting rights in the company each of which has a personal interest in the approval of the transaction being brought for approval of the company will be considered to be joint holders. A person is presumed to be a controlling shareholder if it holds or controls, by himself or together with others, one half or more of any one of the “means of control” of the company, although for certain matters, including with respect to Proposal 2, a person who holds 25% or more of the voting rights in the general meeting of the company if there is no other person who holds more than 50% of the voting rights in the company will be deemed a controlling shareholder “Means of control” is defined as any one of the following: (i) the right to vote at a general meeting of the company, or (ii) the right to appoint directors of the company or its chief executive officer.

A “personal interest” of a shareholder in an action or transaction of a company includes (i) a personal interest of any of the shareholder’s relative (i.e. spouse, brother or sister, parent, grandparent, child as well as child, brother, sister or parent of such shareholder’s spouse or the spouse of any of the above) or an interest of a company with respect to which the shareholder or the shareholder’s relative (as detailed above) holds 5% or more of such company’s issued shares or voting rights, in which any such person has the right to appoint a director or the chief executive officer or in which any such person serves as a director or the chief executive officer, including the personal interest of a person voting pursuant to a proxy whether or not the proxy grantor has a personal interest; and (ii) excludes an interest arising solely from the ownership of ordinary shares or ADSs of the company.

The Companies Law requires that each shareholder voting on the proposed resolution for Proposals 1 and 2 indicate whether or not the shareholder is a controlling shareholder or has a personal interest in the proposed resolution. Otherwise, the votes of such shareholder will not be counted.

Although it is unlikely that any of the Company’s public shareholders has a personal interest in the subject matter of Proposals 1 or 2, to avoid confusion, in the enclosed form of proxy card or voting instruction card, we refer to such a personal interest as a “personal benefit or other interest.” The proxy card or voting instruction card includes Items 1A and 2A, under which you should mark “FOR” in order to confirm that you are not a controlling shareholder and do not have a personal interest in the approval of Proposals 1 and 2, respectively. In the alternative, if you believe that you are a controlling shareholder or have such a personal interest in the approval of either of those proposals, you should mark the box “AGAINST” in Items 1A and/or 2A (as applicable) when you mark your vote with respect to Proposals 1 and 2, respectively. If you do not mark any box in Items 1A and/or 2A, your vote will not be counted on Proposals 1 or 2. If you are unsure whether you are a controlling shareholder or have a personal interest in either of Proposals 1 or 2, please contact the Company’s Chief Financial Officer, Sigal Fattal, at sigal@chemomab.com, or, if you hold your ADSs in “street name,” you may also contact the representative managing your account, who would then contact us on your behalf.

How are My Votes Cast when I Sign and Return a Voting Instruction Card or Proxy Card?

When you sign and submit a voting instruction card, you instruct your broker (or nominee that holds your ADSs of record) to vote your ADSs in a certain manner. When you sign a proxy card, you appoint Adi Mor, our Chief Executive Officer, and Stephen Squinto, our Chairman of the Board of Directors, as your representatives at the Annual Meeting. Your broker (or other nominee), in the case of ADSs held in street name, or Dr. Mor and Mr. Squinto, in the case of Shares held by record shareholders, will ensure that your Shares are voted at the Annual Meeting as you have instructed them on the voting instruction card or proxy card (as applicable). Each of such persons may appoint a substitute for himself.

Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your voting instruction card or proxy card in advance of the Annual Meeting in case your plans change. This way, your Shares will be voted by you whether or not you actually attend the Annual Meeting.

May I Revoke My Proxy?

Shareholders may revoke the authority granted by their execution of proxies before the effective exercise thereof by filing with the Company a written notice of revocation or duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. However, if a shareholder attends the Annual Meeting and does not elect to vote in person, his or her proxy will not be revoked. Unless otherwise indicated on the form of proxy, if a proxy is properly executed and received by the Company prior to the Annual Meeting, Shares represented by the proxy will be voted in favor of all the matters to be presented to the Annual Meeting, as described above.

Can my broker vote my Shares for me?

A broker “non-vote” occurs when a broker or nominee holding Shares for a beneficial owner does not vote on a particular matter because the matter is not routine and such broker or nominee does not have the discretionary voting authority to vote the Shares for which it is the holder of record with respect to a particular matter at the Annual Meeting and such broker or nominee has not received instructions from the beneficial owner. Broker “non-votes,” and Shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether a majority of the shareholders have voted in favor of a particular proposal.

What if I Receive More than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold Shares in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your Shares are voted.

What if I do not Vote for the Matters Listed on My Proxy Card?

On all matters considered at the Annual Meeting, abstentions of a holder of Shares will be treated as neither a vote “for” nor a vote “against” the matter, although they will be counted in determining if a quorum is present.

Will My Shares be Voted if I do not Return My Proxy Card and do not Attend the Annual Meeting?

If your Shares are registered in your name or if you have share certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?”.

If your Shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your Shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your Shares on certain routine matters scheduled to come before the meeting even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your Shares will be voted at the meeting in the manner you desire.

Is Voting Confidential?

Yes. Only the inspector of elections and our employees who have been assigned the responsibility for overseeing the legal aspects of the Annual Meeting, will have access to your proxy card. The inspector of elections will tabulate and certify the vote. Any comments written on the proxy card will remain confidential unless you ask that your name be disclosed.

What are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our officers, directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

Could other Matters be Decided at the Annual Meeting?

We do not know of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting at or by the direction of the Board of Directors, the proxies will be voted at the discretion of the proxy holders.

What Happens if the Annual Meeting is Postponed or Adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

What are the Implications of the Company being an Emerging Growth Company and a Smaller Reporting Company?

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and a “smaller reporting company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As an emerging growth company and a smaller reporting company, we provide in this proxy statement the scaled disclosure permitted under the JOBS Act and otherwise as applicable to smaller reporting companies. In addition, as an emerging growth company, we are not required to conduct votes seeking shareholder approval on an advisory basis of (1) the compensation of our “named executive officers” or the frequency with which such votes must be conducted or (2) compensation arrangements and understandings in connection with merger transactions, known as “golden parachute” arrangements.

COMPANY BACKGROUND

Company Overview

Chemomab is a clinical-stage biotech company discovering and developing innovative therapeutics for conditions with high unmet medical need that involve inflammation and fibrosis.

Chemomab has pioneered the therapeutic targeting of CCL24, a chemokine that promotes various types of cellular processes that regulate inflammatory and fibrotic activities through the CCR3 receptor. The chemokine is expressed in various types of cells including immune cells, endothelial cells, and epithelial cells. We have developed a novel CCL24 inhibiting product candidate with dual anti-fibrotic and anti-inflammatory activity that modulates the complex interplays of both of these inflammatory and fibrotic mechanisms that drive abnormal states of fibrosis and clinical fibrotic diseases. This innovative approach is being developed for difficult to treat rare diseases, also known as orphan indications or diseases, such as primary sclerosing cholangitis, or PSC and systemic sclerosis, or SSc, for which patients have no established disease modifying standard of care treatment options.

CM-101, the Company’s lead clinical product candidate, is a first-in-class humanized monoclonal antibody that hinders the basic function of the soluble chemokine CCL24, also known as eotaxin-2, as a regulator of major inflammatory and fibrotic pathways. We have demonstrated that CM-101 interferes with the underlying biology of inflammation and fibrosis through a novel and differentiated mechanism of action. Based on these findings, Chemomab is actively advancing CM-101 into Phase 2 clinical studies directed toward three distinct clinical indications including patients with liver, skin, and/or lung fibrosis. We have completed two Phase 1a clinical studies at varying doses using different administration methods, as well as a Phase 1b safety, tolerability and proof-of-mechanism clinical study of CM-101 in non-alcoholic fatty liver disease, or NAFLD, patients. We currently are conducting a Phase 2a clinical study in the United Kingdom and Israel studying PSC, a rare obstructive and cholestatic liver disease, and this year we are planning a Phase 2 study in SSc, a rare autoimmune rheumatic disease characterized by accumulation of collagen, producing fibrosis in multiple tissues. Although our primary focus relates to these two rare indications, an additional Phase 2a clinical study has been initiated focused on expanding the understanding of CM-101 in non-alcoholic steatohepatitis, or NASH. This trial will provide important safety and PK data designed to support the development of CM-101 subcutaneous formulation.

Fibrosis is the abnormal and excessive accumulation of collagen and extracellular matrix, the non-cellular component in all tissues and organs, that provide structural and biochemical support to surrounding cells. When present in excessive amounts, collagen and extracellular matrix lead to scarring and thickening of connective tissues, affecting tissue properties and potentially leading to organ failure. Fibrosis can occur in many different tissues, including lung, liver, kidney, muscle, skin, and the gastrointestinal tract, resulting in a wide array of progressive fibrotic conditions. Fibrosis and inflammation are intrinsically linked. While a healthy inflammatory response is necessary for efficient tissue repair, after injury, an excessive, uncontrolled inflammatory response can lead to tissue fibrosis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth information, as of June 10, 2021, regarding beneficial ownership of our ordinary shares (including ordinary shares represented by ADSs):

•	each person who is known by us to own beneficially more than 5% of our ordinary shares;
•	each director;
•	each executive officer; and
•	all of our directors and executive officers collectively.

The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security.

Unless otherwise noted, the address of each director and current and former executive officer of Chemomab is Kiryat Atidim, Building 7, Tel Aviv, Israel 6158002.

	Total
	Beneficial	Percentage of
	Ownership	Ordinary
	(American	Shares
	Depositary	Beneficially
NAME OF BENEFICIAL OWNER	Shares)	Owned*
5% and Greater Shareholders
OrbiMed Israel Partners Limited Partnership(1)	2,606,991	23.6%
The Centillion Fund(2)	661,370	6.0%
Rivendell Investments 2017-9(3)	1,131,563	10.3%
Kobi George(4)	1,304,774	11.7%
Apeiron group(5)	788,995	7.1%

	Total
	Beneficial	Percentage of
	Ownership	Ordinary
	(American	Shares
	Depositary	Beneficially
NAME OF BENEFICIAL OWNER	Shares)	Owned*
Directors and Executive Officers
Adi Mor(6)	1,304,774	11.7%
Neil Cohen(7)	3,958	0.04%
Arnon Aharon(8)	51,167	0.46%
Stephen Squinto(9)	114,874	1.04%
Nissim Darvish(10)	11,443	0.10%
Joel Maryles (11)	1,320	0.01%
Alan Moses (12)	1,320	0.01%
Claude Nicaise (13)	1,320	0.01%
Sigal Fattal	—	—
All current executive officers and directors as a group (9 persons)	1,490,176	13.21%

* Percentage ownership based on 11,002,907 American Depositary Shares outstanding as of June 10, 2021.

(1) Represents 2,578,174 ADSs, representing 51,563,580 ordinary shares, held by OrbiMed Israel Partners Limited Partnership, or OIP, as reported by OIP on Schedule 13G filed with the SEC on March 26, 2021, and 28,817 ADSs, representing 576,340 Ordinary Shares, issuable upon the exercise of warrants to purchase ADSs. The percentage is calculated based upon 10,697,997 ADSs outstanding, representing 213,959,940 Ordinary Shares, and giving effect to the additional 28,817 ADSs, representing 576,340 Ordinary Shares, that would be outstanding following the exercise of the warrants held by OIP. OIP is the shareholder of record. OrbiMed Israel BioFund GP Limited Partnership, or OrbiMed BioFund, is the general partner of OIP, and OrbiMed Israel GP Ltd., or OrbiMed Israel GP, is the general partner of OrbiMed BioFund. By virtue of such relationships, OrbiMed BioFund and OrbiMed Israel GP may be deemed to have voting and investment power with respect to the shares held directly by OIP and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Israel GP exercises this investment and voting power through a management committee comprised of Carl Gordon, Jonathan T. Silverstein, Nissim Darvish, Anat Naschitz and Erez Chimovits, each of whom disclaims beneficial ownership of the shares held by OIP. The address of OIP is 89 Medinat HaYehudim St., Build E, 11th Floor, Herzliya 46766 Israel.

(2) The address of Centillion Fund, Inc. is 10 Manoel Street, Castries, Saint Lucia.

(3) Represents 1,108,509 ADSs, representing 22,170,180 ordinary shares, held by Rivendell Investments 2017-9 LLC, or Rivendell, as reported by Rivendell on Schedule 13G filed with the SEC on March 26, 2021, and 23,054 ADSs, representing 461,080 Ordinary Shares, issuable upon the exercise of warrants to purchase ADSs. The percentage is calculated based upon 10,697,975 ADSs outstanding, representing 213,959,500 Ordinary Shares, and giving effect to the additional 23,054 ADSs, representing 461,080 Ordinary Shares, that would be outstanding following the exercise of the warrants held by Rivendell. Rivendell is the shareholder of record. Peter Thiel is the beneficial owner of Rivendell and has sole voting and investment power over the securities held by Rivendell. The address of Rivendell is 1209 Orange Street, Wilmington, Delaware 19801.

(4) Consists of (i) 514,495 ADSs owned directly by Dr. George, (ii) 649,550 ADSs owned by Dr. Adi Mor  (Dr. George’s spouse), (iii) 33,725 options to purchase 33,725 ADSs of the Company issued directly to Dr. George, issuable upon the exercise of options, and (iv) 107,004 options to purchase 107,004 ADSs of the Company, issued to Dr. Mor, (Dr. George’s spouse).

(5) The Apeiron Group consists of (i) Apeiron SICAV Ltd. – Presight Capital Fund One, of which owns 438,993 ADSs, (ii) Apeiron Presight Capital Fund II, LP, of which owns 316,987 ADSs, and (iii) Apeiron Investment Group Ltd., of which owns 18,607 ADSs and 14,408 ADSs issuable upon the exercise of warrants. Each of Fabian Hansen and Christian Angermayer may be deemed to share voting and investment power with respect to the ADSs held by the Apeiron Group.

(6) Includes (i) 649,550 ADSs owned directly by Dr. Mor, (ii) 514,495 ADSs owned by Dr. George, (Dr. Mor’s spouse), (iii) 107,004 options to purchase 107,004 ADSs of the Company issued to Dr. Mor, issuable upon the exercise of options, and (iv) 33,725 options to purchase 33,725 ADSs of the Company issued to Dr. George, (Dr. Mor’s spouse) issuable upon the exercise of options.

(7) Includes 2,409 ADSs of the Company, and 1,549 ADSs of the Company issuable upon the exercise of options, as reported by Mr. Neil Cohen on Form 4 filed with the SEC on March 26, 2021 and April 21, 2021.

(8) Represents 51,167 ADSs of the Company issuable upon the exercise of options, as reported by Mr. Arnon Aharon on Form 3 filed with the SEC on March 25, 2021.

(9) Includes 47,938 ADSs of the Company, and 66,936 ADSs of the Company issuable upon the exercise of options, as reported by Dr. Stephen Squinto on Form 3 filed with the SEC on March 25, 2021 and Form 4 filed with the SEC on April 21, 2021.

(10) Represents 11,443 ADSs of the Company issuable upon the exercise of options, as reported by Dr. Nissim Darvish on Form 3 filed with the SEC on March 25, 2021 and Form 4 filed with the SEC on April 21, 2021.

(11) Represents 1,320 ADSs of the Company issuable upon the exercise of options, as reported by Mr. Joel Maryles on Form 4 filed with the SEC on April 21, 2021.

(12) Represents 1,320 ADSs of the Company issuable upon the exercise of options, as reported by Dr. Alan Moses on Form 4 filed with the SEC on April 21, 2021.

(13) Represents 1,320 ADSs of the Company issuable upon the exercise of options, as reported by Dr. Claude Nicaise on Form 4 filed with the SEC on April 21, 2021.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the names and ages of the current directors and executive officers:

Name	Age	Positions Held
Stephen Squinto†	64	Chairman of the Board
Adi Mor*	40	Chief Executive Officer, Chief Scientific Officer and Director
Nissim Darvish†	56	Director
Joel Maryles†	61	Director
Alan Moses†	73	Director
Claude Nicaise†	68	Director
Neil Cohen†	57	Director
Arnon Aharon*	52	Chief Medical Officer
Sigal Fattal*	50	Chief Financial Officer

*          Executive Officer
†          Independent Director

Stephen Squinto, Ph.D. has served on our board of directors as chairman since March 16, 2021. Dr. Squinto is a Partner at OrbiMed Advisors LLC, an investment firm, and has also served as acting Head of Research and Development of SpringWorks Therapeutics, Inc. Dr. Squinto currently serves on the boards of directors of Compass Therapeutics Inc., SpringWorks Therapeutics, Inc., VectivBio Holding AG, and several private companies. Dr. Squinto also previously served on the boards of directors of 89Bio, Inc., Arvinas, Inc., Audentes Therapeutics, Inc., Gemini Therapeutics Inc., and Passage Bio Inc. Previously, Dr. Squinto co-founded Alexion Pharmaceuticals, a biotechnology company, and served as its Executive Vice President and Chief Global Operations Officer from 2012 to January 2015 and as its Global Head of Research and Development from 2007 to 2012. Dr. Squinto holds a Ph.D. in biochemistry and biophysics and a B.A. in chemistry from Loyola University of Chicago. We believe Dr. Squinto is qualified to serve as a director due to his extensive experience as an entrepreneur and investor in the life sciences industry and his service on the boards of other public and private biopharmaceutical and biotechnology companies.

Adi Mor, Ph.D. is the co-founder of Chemomab Ltd. and served as Chemomab Ltd.’s Chief Executive Officer, Chief Scientific Officer and a member of Chemomab Ltd.’s board of directors from its formation in 2011 until the merger that was consummated on March 16, 2021 (the “Merger”), and has continued to serve in those capacities for our company following the Merger. Dr. Mor has in-depth knowledge in immunology focusing on rare diseases and broad experience in designing, developing and patenting a novel class of monoclonal antibodies to treat inflammatory and fibrotic diseases. Dr. Mor received her Ph.D. in immunology from Tel Aviv University in the Department of Neurobiochemistry in Israel and is the lead author of numerous scientific journal publications in immunology and inflammatory disorders.

Nissim Darvish, M.D., Ph.D. has served on our board of directors since March 16, 2021. Dr. Darvish is a Venture Partner at OrbiMed Israel, an investment firm. Dr. Darvish currently serves as a director of several private companies. Dr. Darvish previously served as a member of the boards of directors of 9 Meters Biopharma Inc. and Medigus Ltd. Previously, Dr. Darvish was employed at Pitango Venture Capital, where he was a General Partner managing life sciences investments. He was also the founder and CEO of Impulse Dynamics, where he culminated in a $250 million realization event. Dr. Darvish obtained his M.D. and Ph.D. in Biophysics and Physiology from the Technion in Israel, and subsequently conducted his post-doctoral research at NIH. He has published over 100 patents and authored over 20 publications. We believe that Dr. Darvish is qualified to serve on our board of directors based on his roles on several public and private boards of directors as well as his extensive experience in investing in healthcare companies.

Joel Maryles has served on our board of directors since March 16, 2021. Mr. Maryles currently serves on the board of directors and as the Chairman of Remuneration Committee of Jefferies International Ltd., since 2016. Mr. Maryles previously served on the board of directors of Radware Ltd. (NASDAQ: RDWR), from 2014 to 2020 and from 2014 to 2016, on the board of directors of EZchip Semiconductor Ltd., which was acquired by Mellanox Technologies in 2016. From 2015 to 2018, Mr. Maryles was a Partner at OurCrowd and from 2007 to 2012, he served as a Portfolio Manager at T-Cubed Investments, which he founded. Prior to that, Mr. Maryles served as a Managing Director in the Investment Banking division of Citigroup, Israel and of Furman Selz. Mr. Maryles holds a Bachelor of Science in Mechanical Engineering from the University of Illinois and an MBA from the University of Chicago, Illinois.

Alan Moses, MD, FACP has served on our board of directors since March 16, 2021. Dr. Moses is board certified by the ABIM with subspecialty certification in Endocrinology and Metabolism and is a Fellow of the American College of Physicians. Dr. Moses currently serves on the board of directors of BioFabUSA, since 2018. Prior to that time, from 2008 to 2018, Dr. Moses served as the Global Chief Medical Officer of Novo Nordisk A/S (CPH: NOVO-B), which he joined in 2004. Dr. Moses served as a Professor of Medicine at Harvard Medical School from 2002 to 2006, and in collaboration with MIT, he co-founded and co-directed the Clinical Investigator Training Program, which focused on training physician-scientists in translational research. Dr. Moses previously served as the Senior Vice President and Chief Medical Officer of the Joslin Diabetes Center, from 1998 to 2004. Dr. Moses holds a BS from Duke University, North Carolina and an MD from Washington University School of Medicine, Missouri.

Claude Nicaise, MD has served on our board of directors since March 16, 2021. Dr. Nicaise is a physician with extensive US and international experience in clinical drug development, strategic management, worldwide regulatory strategy, pharmaceuticals, biotechnology, including clinical cancer research, infectious diseases and neuroscience. Dr. Nicaise is the owner and founder of Clinical Regulatory Services, which provides consulting services to the life science and biotechnology industry in support of all aspects of clinical and regulatory development. Dr. Nicaise currently serves on the board of directors and as the Chairman of the Compensation Committee of Sarepta Therapeutics, Inc. (NASDAQ: SRPT), since 2015, as well as on the board of directors of Mynoryx Therapeutics, since 2017. Prior to that time, from 2008 to 2014, Dr. Nicaise served as the Senior Vice President of Alexion Pharmaceuticals Inc. (NASDAQ: ALXN), and between 1984 and 2008, he held numerous senior management roles at Bristol Myers Squibb (NYSE: BMY). Dr. Nicaise holds an MD and a degree in Internal Medicine, Clinical Oncology, from Brussels University, Belgium.

Neil Cohen has served as a member of our (formerly known as Anchiano Therapeutics Ltd.) board of directors since April 2020 and served as our interim Chief Executive Officer from October 2020 until the consummation of the Merger. Mr. Cohen has served as the Chairman and Chief Executive Officer of Castel Partners Ltd. since January 2012. In 1994, he co-founded Israel Seed Partners, a leading venture capital firm, and managed the firm until 2019. Mr. Cohen has invested in and served on the boards of directors of many private technology companies, including a large number which were acquired or completed successful initial public offerings, including Compugen (Nasdaq: CGEN), Shopping.com (Nasdaq: SHOP, acquired by EBAY), Broadlight (acquired by Broadcom, Nasdaq: AVGO) and Cyota (acquired by RSA). He is a venture partner at SKY, an Israeli middle-market private equity firm, Hetz Ventures Management Ltd., an early-stage Israeli venture capital fund, and Shavit Capital. Mr. Cohen was previously the Business Editor of The Jerusalem Post and began his career in the private equity group at N M Rothschild & Sons Limited in London. Mr. Cohen received a B.A. and M.A. in Oriental Studies, with first class honors, from Oxford University.

Arnon Aharon, M.D. served as Chemomab Ltd.’s Chief Medical Officer from January 2018 until the Merger and has continued in that capacity for our company following the Merger. Prior to his promotion, Dr. Aharon served as Chemomab’s Head of Clinical Development from December 2016 to December 2017. Prior to joining Chemomab, from January 2014 to November 2016, Dr. Aharon served as Chief Medical Officer at BioLineRx Ltd., a company listed on Nasdaq and The Tel Aviv Stock Exchange, where he directed the oncology and immunology pipeline. Dr. Aharon also served at multiple senior management positions at biotechnology companies, including Pharmos Ltd., a company listed on Nasdaq and The Tel Aviv Stock Exchange, Thrombotech Ltd., and LycoRed Ltd. Dr. Aharon is a member of several industry advisory groups and provides consulting services to biotechnology companies and academic institutions. Dr. Aharon received his M.D. from the University of Tel Aviv in Israel.

Sigal Fattal served as Chemomab Ltd.’s interim Chief Financial Officer from October 2020 until the Merger and has continued in that capacity for our company following the Merger. Prior to joining Chemomab Ltd., from March 2017 to December 2019, Ms. Fattal served as Chief Financial Officer at BiomX (NYSE American: PHGE), a clinical stage microbiome product discovery company. Prior to joining BiomX, Ms. Fattal served as Chief Financial Officer at Evogene (Nasdaq and TASE: EVGN), a computational biology company, from 2013 to 2016. Prior to that time, Ms. Fattal served in multiple financial and operational executive roles in various companies. Ms. Fattal also currently serves as co-founder of Simbiz, which was started in September 2020 and which offers one-stop-shop corporate services to startup companies. Ms. Fattal is a certified CPA (Isr.), and holds a BA in Accounting and Economics, and an MBA, both from Tel Aviv University.

Composition of the Board of Directors

The members of our board of directors are appointed to three staggered director classes, which are as follows:

Class I consists of Stephen Squinto, Nissim Darvish and Joel Maryles, each with a term expiring at the 2022 annual meeting of shareholders.

Class II consists of Neil Cohen and Claude Nicaise, each with a term expiring at the 2023 annual meeting of shareholders.

Class III consists of Adi Mor and Alan Moses, each with a term expiring at the 2024 annual meeting of shareholders.

The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of management or a change of control of our company.

Director Independence

Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our board of directors has determined that each of the directors is independent as defined under Nasdaq listing standards, with the exception of Dr. Mor. Our board of directors also determined that Nissim Darvish and Neil Cohen, who comprise the compensation committee and Neil Cohen and Joel Maryles, who comprise the corporate governance and nominating committee, all satisfy the independence standards for such committees established by the SEC and Nasdaq listing standards, as applicable. With respect to the Audit Committee, our board of directors has determined that Joel Maryles, Alan Moses and Claude Nicaise satisfy the independence standards for such committee established by Rule 10A-3 under the Exchange Act, the SEC and Nasdaq listing standards, as applicable, and that Joel Maryles is a financial expert under the rules of the SEC. The board of directors considered the relationships between such directors and certain of the investors of the Registrant and determined that such relationships did not affect such directors’ independence under the standards of Nasdaq, or, where applicable, under SEC rules.

Board Committees

Our board of directors has established three standing committees to assist it in fulfilling its responsibilities to the Registrant and its shareholders: the audit committee, the compensation committee and the corporate governance and nominating committee. Each committee acts pursuant to a written charter, each of which has been posted in the “Investor Relations” section of Chemomab’s website accessible at www.chemomab.com. Each committee reviews its charter on an annual basis. In addition to the three standing committees, our board of directors may approve from time to time the creation of other committees to assist the board in carrying out its duties.

Audit Committee

The functions of the audit committee under Companies Law include identifying and addressing flaws in the business management of the Company, reviewing and approving related party transactions, establishing whistleblower procedures, overseeing our internal audit system and the performance of its internal auditor, and assessing the scope of the work and recommending the fees of our independent accounting firm. In addition, the audit committee is required to determine whether certain related party actions and transactions are “material” or “extraordinary” for the purpose of the requisite approval procedures under the Companies Law and to establish procedures for considering proposed transactions with a controlling shareholder.

In accordance with U.S. federal securities laws and Nasdaq requirements, our audit committee is also responsible for the appointment, compensation and oversight of the work of its independent auditors and for assisting the board of directors in monitoring financial statements, the effectiveness of internal controls and compliance with legal and regulatory requirements.

The members of the audit committee are Joel Maryles, Alan Moses and Claude Nicaise. Joel Maryles is the chairperson of the audit committee and is a financial expert under the rules of the SEC. Our board of directors has concluded that the composition of the audit committee meets the requirements for independence under the rules and regulations of Nasdaq and the SEC.

Compensation Committee

The functions of the compensation committee under the Companies Law include recommending to the board of directors, for ultimate shareholder approval by a special majority, a policy governing the compensation of directors and officers based on specified criteria, reviewing modifications to and implementing such compensation policy from time to time, and approving the actual compensation terms of directors and officers prior to approval by the board of directors.

The members of the compensation committee are Nissim Darvish and Neil Cohen. Nissim Darvish is the chairperson of the compensation committee. Our board of directors has determined that each member of the compensation committee is independent within the meaning of the independent director guidelines of Nasdaq and under Rule 10C-1 under the Exchange Act.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee evaluates and recommends to the board of directors nominees for each election of directors and helps oversee our regulatory and compliance matters.

The members of the corporate governance and nominating committee are Neil Cohen and Joel Maryles. Neil Cohen is the chairperson of the corporate governance and nominating committee. Our board of directors has determined that each member of the corporate governance and nominating committee is independent within the meaning of the independent director guidelines of Nasdaq.

EXECUTIVE COMPENSATION

Director Compensation

Chemomab currently pays its independent, non-employee Chairman of the Board annual director fees of $65,000 and grants to him options from time to time.

Chemomab Executive Compensation

The aggregate amounts of salaries, consulting and director fees, pension, retirement and other similar benefits, and share-based compensation, that were payable to Chemomab Ltd.’s executive officers and directors and/or to their respective affiliates in respect of employment, consulting and directorship agreements and arrangements (which includes other amounts described in the “Director and Officer Compensation” section of Amendment No. 1 to the Registration Statement on Form S-4, filed with the SEC on February 10, 2021 and which is incorporated by reference herein) during the year ended December 31, 2020 is set forth in the below table. The table does not include any amounts that Chemomab paid to reimburse any of such persons for costs incurred in providing it with services during that period.

(in thousands)	Salary, Fees and Related Benefits	Pension, Retirement and Other Similar Benefits	Share Based Compensation
All directors and senior management as a group, consisting of 6 persons	$671	$78	$91

Chemomab compensates its directors and senior management team in accordance with the recommendation of its compensation committee and, generally, subject to the approval of our board of directors and shareholders. That compensation will generally need to be consistent with the terms of our compensation policy, which will require periodic approval, in accordance with the requirements of the Companies Law.

On March 15, 2021, our shareholders approved an amendment to the compensation terms of our current and future directors, and related amendments to our compensation policy, which went effective on March 16, 2021.

At the Annual Meeting, our shareholders are being asked to approve an amendment to the compensation terms of our Chief Executive Officer and to adopt an updated compensation policy. These amendments are as follows:

Cash Compensation

Our directors are entitled to certain cash fee amounts annually in respect of each of board service and board committee service. The amendment sets maximum director cash fee levels higher under the compensation policy than what we will pay to the board members in practice, in order to maintain flexibility under the compensation policy in the event that we desire to increase the fees at a later time. Any such increase in cash fees for the directors will require shareholder approval pursuant to the requirements of the Companies Law.

	Actual Cash Fees Paid	Cash Fee Upper Limit Under the Proposed Compensation Policy
Annual Cash Fees:
Each board member, other than the Chairman of the Board	$35,000	$50,000
Chairman of the Board	$65,000	$100,000
	(in addition to this amount, the Chairman may receive annual fees for board committee service)	(this maximum cannot be exceeded even after including any additional fees payable for board committee service)
Annual Fees for Board Committee Service:
Committee Chairpersons:
Audit Committee	$15,000	$15,000
Compensation Committee	$10,000	$15,000
Nominating / Governance Committee	$8,000	$15,000
Other Committee Members:
Audit Committee	$7,500	$7,500
Compensation Committee	$5,000	$7,500
Nominating / Governance Committee	$4,000	$7,500

Equity Compensation

The amendment to the compensation policy implements terms for actual equity compensation that will be granted to directors on a regular basis. We believe this will better ensure the tying of the performance of the Company to the compensation of its directors. As with the cash fee program for directors, the maximum director equity grant levels are anticipated to be higher under the compensation policy than what we will grant to the board members in practice, in order to maintain flexibility under the policy in the event that we desire to increase the amount of the equity grant at a later time. Any such increase in equity grant amounts for the directors will anyway be subject to the shareholder approval requirements under the Companies Law. The following is the equity grant levels for directors:

	Actual Equity Grant Level for Directors	Equity Grant Upper Limit Under the Proposed Compensation Policy
Initial Option Grant (upon initial election to the board of directors):
Each board member, other than the Chairman of the Board:	0.1%	0.4%
Chairman of the Board	0.2%	1.0%
Annual Option Grant (first annual grant to be allocated one year following the initial grant):
Each board member, other than the Chairman of the Board:	0.05%	0.4%
Chairman of the Board	0.1%	1.0%

Employment Agreements

Employment Agreement with our Chief Executive Officer

Under the employment agreement, dated April 25, 2013, as amended (most recently as of March 2021) that Chemomab Ltd. entered into with its Chief Executive Officer, Dr. Adi Mor (which contract was assumed by our company as a result of the consummation of the Merger), Dr. Mor is entitled to a gross monthly salary of NIS 52,500 (approximately $16,150). Dr. Mor is also entitled to an annual performance bonus in the aggregate amount of $75,000, subject to her meeting certain performance milestones, as to be determined by our board of directors on an annual basis. Besides base salary and bonus, Dr. Mor receives under the agreement other benefits that are provided for by Israeli law or that are customary for senior executives in Israel, including reimbursement for reasonable expenses incurred in connection with her services, and the right to use (including certain related fixed and variable costs in respect of) a leased car and a cellular phone. In lieu of a leased car, Dr. Mor may elect to receive a monthly car allowance payment. Dr. Mor is furthermore entitled to company contributions equivalent to 8.33%, 2.5%, and 5% of her gross monthly salary towards certain severance, disability and tax-advantaged savings funds (known as a manager’s insurance policy), respectively. Dr. Mor also contributes 5.5% of her gross monthly salary towards the manager’s insurance policy. The employment engagement is terminable by either party upon 60 days prior written notice, and contains customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. As required under Israeli law, the terms of Dr. Mor’s engagement with Chemomab Ltd. were approved by Chemomab Ltd.’s board of directors and shareholders.

Dr. Mor has been granted, pursuant to her employment agreement, an aggregate of 10,239 options to purchase Chemomab Ltd. shares, of which 8,321 have vested or will vest within 60 days of June 10, 2021), under Chemomab Ltd.’s share option and incentive plan (which was assumed by our company in the Merger). The options were converted to Chemomab options based on the exchange ratio in the Merger Agreement, with a reciprocal adjustment to exercise price.

At the Annual Meeting, our shareholders are being asked to consider a proposal to amend certain terms of Dr. Mor’s compensation, which is more substantially set forth in Proposal 2 herein.

Employment Agreement with Chemomab Chief Medical Officer

Under the employment agreement, dated March 1, 2019, that Chemomab Ltd. entered into with its Chief Medical Officer, Dr. Arnon Aharon (which contract was assumed by our company as a result of the consummation of the Merger), Dr. Aharon is entitled to a gross monthly salary of NIS 55,000 (approximately $17,000). Dr. Aharon is also entitled to an annual performance bonus of up to 20% of his annual salary, subject to his meeting certain performance criteria, as to be set forth in a personal bonus policy. Besides base salary and bonus, Dr. Aharon receives under the agreement other benefits that are provided for by Israeli law or that are customary for senior executives in Israel, including reimbursement for reasonable expenses incurred in connection with his services, and the right to a monthly travel allowance of NS 3,000 (approximately $938). Dr. Aharon is furthermore entitled to company contributions equivalent to 8.33%, 2.5%, 7.5% and at least 5% of his gross monthly salary towards certain severance, disability, study fund and tax-advantaged savings funds (known as a manager’s insurance policy or pension), respectively. Dr. Aharon also contributes 6% and 2.5% of his gross monthly salary towards the manager’s insurance policy/pension and study fund, respectively. The employment engagement is terminable immediately by either party upon two months’ prior written notice, and contains customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. As required under Israeli law, the terms of Dr. Aharon’s engagement with Chemomab Ltd. were approved by Chemomab Ltd.’s board of directors.

Dr. Aharon has been granted, pursuant to his employment agreement, an aggregate of 5,849 options to purchase our shares, of which 3,978 have vested or will vest within 60 days of June 10, 2021), under Chemomab Ltd.’s share option and incentive plan (which was assumed by our company in the Merger). The options were converted to Chemomab options based on the exchange ratio in the Merger Agreement, with a reciprocal adjustment to exercise price.

Share Incentive Plans

We maintain (i) the 2011 Share Option Plan (the “2011 Plan”), (ii) the 2017 Equity-Based Incentive Plan (the “2017 Plan”) and (iii) the Chemomab Ltd. 2015 Share Incentive Plan (the “2015 Plan”),  which was assumed by our company from Chemomab Ltd. upon the effectiveness of the Merger. At that time, outstanding options under the 2015 Plan became exercisable for such number of ADSs of our company (formerly known as Anchiano Therapeutics Ltd.) as was determined based on the exchange ratio in the Merger Agreement, with a reciprocal adjustment to exercise price. As of June 10, 2021, a total of 882,153 of our ADSs were reserved for issuance under the 2015 Plan, of which 67,064 ADSs had been issued pursuant to previous exercises options, and 645,183 ADSs  were issuable under outstanding options. Of such outstanding options, options to purchase 345,451 ADSs had vested and were exercisable as of that date, with a weighted average exercise price of $1.72 per ADS.

2011 Plan

On December 19, 2011, our board of directors adopted 2011 Plan to allocate options to purchase our ordinary shares to our directors, officers, employees and consultants, and those of our affiliated companies (as such term is defined under the 2011 Plan), or the Grantees. The 2011 Plan is administered by our board of directors or a committee that was designated by our board of directors for such purpose (the “Administrator”).

Under the 2011 Plan, we may grant options to purchase ordinary shares (“Options”), under four tracks: (i) Approved 102 capital gains Options through a trustee, which was approved by the Israeli Tax Authority in accordance with Section 102(a) of the Israeli Income Tax Ordinance (“ITO”), and granted under the tax track set forth in Section 102(b)(2) of the ITO, or the Approved 102 Capital Gains Options. The holding period under this tax track is 24 months from the date of allocation of Options to the trustee or such period as may be determined in any amendment of Section 102 of the ITO, or any applicable tax ruling or guidelines; (ii) Approved 102 Earned Income Options through a trustee, granted under the tax track set forth is Section 102(b)(1) of the ITO, or the Approved 102 Earned Income Options. The holding period under this tax track is 12 months from the date of allocation of Options to the trustee or such period as may be determined in any amendment of Section 102 of the ITO; (iii) Unapproved 102 Options (the Options will not be allocated through a trustee and will not be subject to a holding period), or the Unapproved 102 Options; and (iv) 3(i) Options (the Options will not be subject to a holding period). These Options shall be subject to taxation pursuant to Section 3(i) of the ITO, or Section 3(i).

Options pursuant to the first three tax tracks (under Section 102 of the ITO) can be granted to our employees and directors and the grant of Options under Section 3(i) can be granted to our consultants and controlling shareholders (a controlling shareholder is defined under the Section 102 of the ITO is a person who holds, directly or indirectly, alone or together with a “relative,” (i) the right to at least 10% of the company’s issued capital or 10% of the voting power; (ii) the right to hold at least 10% of the company’s issued capital or 10% of the voting power, or the right to purchase such rights; (iii) the right to receive at least 10% of the company’s profits; or (iv) the right to appoint a company’s director). Grantees who are not Israeli residents may be granted options that are subject to the applicable tax laws in their respective jurisdictions.

We determine, in our sole discretion, under which of the first three tax tracks above the Options are granted and we notify the Grantee in a grant letter, as to the elected tax track. As mentioned above, consultants and controlling shareholders can only be granted Section 3(i) Options.

The number of ordinary shares authorized to be issued under the 2011 Plan will be proportionately adjusted for any increase or decrease in the number of ordinary shares issued as a result of a distribution of bonus shares, change in our capitalization (split, combination, reclassification of the shares or other capital change), or issuance of rights to purchase ordinary shares or payment of a dividend. We will not allocate fractions of ordinary shares and the number of ordinary shares shall be rounded up to the closest number of ordinary shares.

Unless otherwise determined by the Administrator, the exercise price of an Option granted under the 2011 Plan will be the average of the market price of the Company’s ordinary shares during the 22 business days prior to the date on which our board of directors authorized the grant of Options; provided, however, that such exercise price cannot be lower than the market price at the close of the trading day at which it was granted by our board of directors. The exercise price will be specified in the grant letter every Grantee received from us in which the Grantee notifies of the decision to grant him/her Options under the 2011 Plan.

Unless otherwise determined by the Administrator, the Options granted under the Plan will become vested and may be exercised in 16 equal portions of 6.25% of the total number of Options, at the end of each quarter following the day the Options were granted. Unless otherwise determined by our board of directors, the Options may be exercised for ten years following the date of grant, unless terminated earlier, and as long as the Grantee is employed by the Company (or by an affiliated company), or provides service to the Company (or an affiliated company).

The Administrator may, in its absolute discretion, accelerate the time at which Options granted under the 2011 Plan or any portion of which will vest.

Unless otherwise determined by the Administrator, in the event that the Grantee’s employment was terminated, not for Cause (as defined in the 2011 Plan), the Grantee may exercise that portion of the Options that had vested as of the date of such termination until the end of the specified term in the grant letter or the 2011 Plan. The portion of the Options that had not vested at such date, will be forfeited and can be re-granted according to the terms of the 2011 Plan.

2017 Plan

On February 22, 2017, our board of directors adopted the 2017 Plan to allocate a variety of share-based awards to our directors, officers, employees, consultants, advisors and service providers, and those of our affiliates (companies that control us, are controlled by us or are under common control with us) (the “Participants”). The 2017 Plan is currently administered by our board of directors, and may be administered by a committee designated by our board of directors for such purpose.

Under the 2017 Plan, we may grant options to purchase ordinary shares or ADSs, restricted shares or ADSs, restricted share units and other awards based on our ordinary shares, all of which are referred to as Awards. We may grant Awards under the same four tracks as described above with respect to the 2011 Plan, subject to the same conditions as apply for the 2011 Plan. In addition, we may grant incentive stock options and nonqualified stock options to Participants who are residents of the United States, and we may grant awards to Participants who are residents of other countries that comply with the laws of those jurisdictions.

The number of ordinary shares authorized to be issued under the 2017 Plan will be proportionately adjusted for any increase or decrease in the number of ordinary shares issued as a result of a distribution of bonus shares, change in our capitalization (split, combination, reclassification of the shares or other capital change), issuance of rights to purchase ordinary shares or payment of a dividend. We will not allocate fractions of ordinary shares and the number of ordinary shares shall be rounded down to the closest number of ordinary shares.

In the event of a (i) merger, consolidation, amalgamation or the like with or into another corporation, (ii) an acquisition (including an exchange) of all or substantially all of our ordinary shares, (iii) the sale of all or substantially all of our assets, or (iv) any other event determined by the Administrator to have a similar impact, then – unless otherwise determined by our board of directors in its sole and absolute discretion – any Award then outstanding will be assumed or an equivalent Award shall be substituted by the successor corporation, under substantially the same terms as the Award.

The exercise price of an option granted under the 2017 Plan will, in general, be no less than the fair market value of the Company’s ordinary shares on the date of grant, subject to any minimum exercise price prescribed by law. The Administrator determines the vesting provisions for each Award and may, in its sole discretion, accelerate the time at which options granted under the 2017 Plan will vest. Unless otherwise determined by the Administrator, options may be exercised for ten years (five years in the case of an incentive stock option granted to a 10% shareholder), and as long as the Participant is employed by the Company (or by an affiliated company) or provides services to the Company (or an affiliated company). If a Participant’s employment is terminated, other than for cause, the Participant may generally exercise vested options for a limited period following termination.

In accordance with the terms of the 2017 Plan, on January 1 of each calendar year during the term of the 2017 Plan, the number of shares available for issuance under the 2017 Plan shall be increased by 4% of the total number of company shares outstanding on December 31 of the immediately preceding calendar year, or such lesser number as shall be determined by the administrator of the plan, subject to adjustments required for recapitalization events.

2015 Plan

In November 2015, Chemomab Ltd.’s board of directors adopted, and its shareholders subsequently approved, the 2015 Plan. The 2015 Plan provides for the grant of options, restricted shares, restricted share units and other share-based awards to Chemomab Ltd.’s (following the Merger, the Company’s or Chemomab’s) and its subsidiaries’ and affiliates’ directors, employees, officers, consultants, advisors, and any other person whose services are considered valuable to Chemomab or its affiliates. Any such grants are intended to incentivize the foregoing persons to continue as service providers, to increase their efforts on Chemomab’s behalf or on behalf of its subsidiaries or affiliates, and to promote the success of its business.

The 2015 Plan is administered by Chemomab’s board of directors or by a committee designated by the board of directors, which determines, subject to Israeli law, the grantees of awards and the terms of the grant, including, exercise prices, vesting schedules, acceleration of vesting and the other matters necessary in the administration of the 2015 Plan. The 2015 Plan enables Chemomab to issue awards under various tax regimes, including, without limitation, pursuant to Section 102 of the Israeli Income Tax Ordinance, or the Ordinance, and under Section 3(i) of the Ordinance and Section 422 of the United States Internal Revenue Code of 1986, as amended, or the Code.

The 2015 Plan provides that options granted to Chemomab’s employees, directors and officers who are not controlling shareholders and who are considered Israeli residents are intended to qualify for special tax treatment under the “capital gain track” provisions of Section 102(b) of the Ordinance. Chemomab’s Israeli non-employee service providers and controlling shareholders may only be granted options under Section 3(i) of the Ordinance, which does not provide for similar tax benefits.

Options granted under the 2015 Plan to U.S. residents may qualify as “incentive stock options” within the meaning of Section 422 of the Code, or may be non-qualified. The exercise price for “incentive stock options” must not be less than the fair market value on the date on which an option is granted, or 110% of the fair market value if the option holder holds more than 10% of Chemomab’s share capital.

Options and other awards granted under the 2015 Plan generally vest over four years commencing on the date of grant, such that 25% vests on the first anniversary of the date of grant and an additional 6.25% vests at the end of each subsequent calendar quarter over the course of the next three years, provided that the participant remains continuously employed or engaged by Chemomab.

Options, other than certain incentive share options, that are not exercised within ten years from the grant date expire, unless otherwise determined by Chemomab’s board of directors or its designated committee, as applicable. Share options that qualify as “incentive stock options” and are granted to a person holding more than 10% of Chemomab’s voting power will expire within five years from the date of the grant. In the event of the death of a grantee while employed by or performing service for Chemomab or its subsidiary or within three months after the date of the employee’s termination, or the termination of a grantee’s employment or services for reasons of disability, the grantee, or in the case of death, his or her legal successor, may exercise options or other awards that have vested prior to termination within a period of one year from the date of disability or death. If Chemomab terminates a grantee’s employment or service for cause, all of the grantee’s vested and unvested options or other awards will expire on the date of termination. If a grantee’s employment or service is terminated for any other reason, the grantee may generally exercise his or her vested options or other award within three months of the date of termination. Any expired or unvested options return to the pool and become available for reissuance. From time to time, Chemomab may consider issuing options with slightly different terms or accelerating, extending or otherwise modifying options in accordance with applicable law and regulation and the terms of the 2015 Plan.

In the event of a merger or consolidation of Chemomab, or a sale of all, or substantially all, of Chemomab’s shares or assets or other transaction having a similar effect on Chemomab, then without the consent of the option holder, Chemomab’s board of directors or its designated committee, as applicable, may, but is not required, to (i) cause any outstanding award to be assumed or an equivalent award to be substituted by such successor corporation, or (ii) in case the successor corporation does not assume or substitute the award (a) provide the grantee with the option to exercise the award as to all or part of the shares or (b) cancel the options and pay in cash an amount determined by the board of directors or the committee as fair in the circumstances. Notwithstanding the foregoing, Chemomab’s board of directors or its designated committee may upon such event amend, modify or terminate the terms of any award, including conferring the right to purchase any other security or asset that the board of directors or the committee shall deem, in good faith, appropriate.

The 2015 plan was assumed by our company from Chemomab Ltd. upon the effectiveness of the Merger.

Compensation Committee Interlocks and Insider Participation

Each member of the compensation committee of the Company is an “outside” director as that term is defined in Section 162 (m) of the Internal Revenue Code of 1986, as amended, a “non-employee” director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act and independent within the meaning of the independent director guidelines of the Nasdaq. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

PROPOSAL 1: APPROVAL OF OUR UPDATED COMPENSATION POLICY

Background

Under the Companies Law, a public company must adopt a compensation policy regarding the terms of office and employment of its executive officers and directors, including the grant of any benefit, compensation related payment or undertaking to provide such payment, such as salary, bonus, equity awards, severance and other compensation, exemption from liability, insurance or indemnification, and any payment or other benefit in connection with termination of services.

Pursuant to the Companies Law, a company’s compensation policy must be reviewed from time to time by its compensation committee and board of directors, to ensure its alignment with the company’s individual compensation philosophy and to consider its appropriateness for the company. The compensation policy must generally be re-approved once every three years by the board of directors, upon the recommendation of the compensation committee, and ultimately by the company’s shareholders.

Accordingly, following consummation of the Merger and in light of the significant changes to our management and Board that resulted from the Merger, our compensation committee and Board have proposed to adopt an updated compensation policy to be approved at the Annual Meeting as reflected in the form attached to this proxy statement as Appendix A (the “Compensation Policy”). The Compensation Policy, if approved by our shareholders, will become effective immediately following the Annual Meeting for a period of three years. In the event our shareholders do not approve the Compensation Policy, our compensation committee and Board may nonetheless approve the Compensation Policy, following an additional review of the matter and after identifying compelling reasons for its approval, provided such approval is in the best interests of the Company.

When considering the Compensation Policy, our compensation committee and Board considered numerous factors, including the advancement of our objectives, our business plan and its long-term strategy, and the creation of appropriate incentives for executive officers and directors. The compensation committee and the Board also considered, among other things, our risk management, size and the nature of our operations, and reviewed various data and information they deemed relevant, including an internal benchmark analysis prepared by us.

Our Compensation Policy is designed to promote retention and motivation of executive officers and directors, incentivize superior individual excellence, align the interests of our directors and executive officers with our long-term performance and provide a risk management tool. To that end, a portion of an executive officer compensation package is targeted to reflect our short and long-term goals, as well as the executive officer’s individual performance. On the other hand, the Compensation Policy includes measures designed to reduce the executive officer’s incentives to take excessive risks that may harm us in the long-term, such as caps on the value of cash bonuses and equity-based compensation, limitations on the ratio between the variable and the total compensation of an executive officer and minimum vesting periods for equity-based compensation.

The Compensation Policy also addresses an executive officer’s individual characteristics (such as his or her respective position, education, scope of responsibilities and contribution to the attainment of our goals) as the basis for providing distinct compensation packages to different executive officers, and appropriately compares the compensation given to our executive officers, directors and other employees with those of similar companies in the industry.

Pursuant to the Compensation Policy, the compensation terms that may be granted to an executive officer or director may include: base salary, cash bonuses, equity-based compensation, benefits and retirement and termination of employment arrangements.

The foregoing description of the proposed, updated Compensation Policy is only a summary of the policy, and is qualified by reference to the full text thereof, a copy of which is attached as Appendix A hereto.

Proposed Resolution

It is proposed that the following resolution be adopted at the Annual Meeting:

 “RESOLVED, to approve the updated Compensation Policy for executives and directors, as detailed in the proxy statement dated June 14, 2021, which shall be effective for a period of three years from the date of its approval.”

Required Vote

Please see “What are the Voting Requirements to Approve the Proposals?” above. As described therein, in addition to approval by an ordinary majority, this Proposal 1 requires approval by a special majority in order to be duly approved under the Companies Law.

Board Recommendation

Our Board of Directors recommends a vote FOR the approval of our updated Compensation Policy.

PROPOSAL 2: APPROVAL OF AMENDMENT TO THE TERMS OF ENGAGEMENT OF
DR. ADI MOR, THE COMPANY’S CHIEF EXECUTIVE OFFICER

Background

Pursuant to the Companies Law, any arrangement between a company and its chief executive officer as pertaining to his or her terms of engagement and compensation must be consistent with such company's compensation policy and must be approved by the compensation committee, the Board and a special majority vote of the shareholders, as described under “What are the Voting Requirements to Approve the Proposals?” above, in that order.

The proposed amendment was approved by our compensation committee and the Board, taking into consideration our compensation philosophy and the provisions of the Compensation Policy, which include, among other things, our commitment to ensuring that the CEO’s compensation is structured in a way that links payment and performance and to align the interests of the CEO with our interests and those of our shareholders, the current market dynamics. In addition, when resolving to approve the proposed compensation, the Board and Committee took into account the items listed in the first and second parts of the first appendix to the Companies Law (relating to Section 267B to the Companies Law).

If approved by the shareholders at the Annual Meeting, Dr. Adi Mor’s terms of compensation shall be amended, effective April 15, 2021, to provide for, inter alia, the following:

•	an annual base salary of $249,000;

•	Certain social benefits, including keren hishtalmut (advanced study fund);

•	Car and car related expenses;

•	a target annual gross cash bonus of $100,000 that can be achieved pursuant to certain pre-determined objectives according to the discretion of the Board; and

•	a one-time cash bonus in the aggregate gross amount of $90,000 in connection with Dr. Mor’s contribution to the consummation of the Merger and recent financing transaction.

Proposed Resolution

It is proposed that the following resolution be adopted at the Annual Meeting:

 “RESOLVED, to approve an amendment to the terms of engagement of Dr. Adi Mor, the Company’s Chief Executive Officer, as described in the proxy statement, dated June 14, 2021.”

Required Vote

Please see “What are the Voting Requirements to Approve the Proposals?” above. As described therein, in addition to approval by an ordinary majority, this Proposal 2 requires approval by a special majority in order to be duly approved under the Companies Law

Board Recommendation

Our Board of Directors recommends a vote FOR the approval of the amended compensation terms of our CEO.

PROPOSAL 3: APPROVAL OF AN INCREASE IN THE NUMBER OF ORDINARY SHARES
RESERVED FOR ISSUANCE UNDER THE COMPANY’S 2015 SHARE INCENTIVE PLAN

Background

As of June 10, 2021, we had 11,002,907 ADSs outstanding. In addition, as of June 10, 2021, 645,273 ADSs were subject to outstanding equity awards under our 2015 Plan and  169,816 ADSs remained reserved for future grants under the 2015 Plan, representing together approximately 6.7% of our share capital on a fully diluted basis  (based on 12,189,466 ADSs outstanding on a fully diluted basis).

In addition, 29,636ADSs were subject to outstanding equity awards under 2017 Plan  and 2011 Plan and 79,905 ADSs  remained reserved for future grants under 2017 Plan and 2011 Plan, representing together approximately 0.9% of our share capital on a fully diluted basis.

Following approval by our compensation committee and Board, at the Annual Meeting, our shareholders will be requested to approve an amendment to 2015 Plan to increase the aggregate number of ADSs authorized for issuance under the 2015 Plan by 540,000 ADSs or 10,800,000 ordinary shares, which, following such increase, will represent, together with ADSs subject to outstanding equity awards and ADSs currently remaining reserved for future grants under the three plans, approximately 11.5% of our share capital on a fully diluted basis.

Under the terms of the 2017 Plan, on January 1 of each calendar year during the term of the 2017 Plan, the number of shares available for issuance under the 2017 Plan will increase by 4% of the total number of company shares outstanding on December 31 of the immediately preceding calendar year or such lesser number as shall be determined by the administrator of the 2017 Plan, subject to adjustments required for recapitalization events. We did not record any such increase in the number of shares available for issuance under the 2017 Plan on January 1, 2021. While we may utilize the foregoing mechanism in the future, our Board believes that the proposed increase under the 2015 Plan is appropriate and necessary given the absence of any increase in the number of shares available for issuance under the 2017 Plan on January 1, 2021. Moreover, our Board believes it is in the best interest of the company and our shareholders to have a sufficiently large pool of ADSs available to attract, retain and motivate eligible persons whose present and/or future contributions are important to the success of our company or a subsidiary of our company.

We strongly believe that the approval of this proposal is essential to our continued success. We use equity awards to motivate high levels of performance and to align the interests of our employees and shareholders by giving employees the perspective of an owner with an equity stake in the Company. We believe that equity awards are a competitive necessity in our industry and are essential to recruiting and retaining the highly qualified, key employees who help the Company meet its goals, as well as rewarding and motivating current employees. Our number of employees continues to grow, and we believe that the ability to grant equity awards is important to our future success.

Proposed Resolution

It is proposed that the following resolution be adopted at the Annual Meeting:

“RESOLVED, to approve an amendment to the 2015 Plan to increase the aggregate number of shares authorized for issuance under the 2015 Plan by 540,000 ADSs or 10,800,000 ordinary shares, as described in the proxy statement, dated June 14, 2021”.

Required Vote

Please see “What are the Voting Requirements to Approve the Proposals?” above. As described therein, approval by an ordinary majority of Shares present, in person or by proxy, and voting is required for the approval of this Proposal 3.

Board Recommendation

Our Board of Directors recommends a vote FOR the approval of the increase in the number of shares available for issuance under our 2015 Plan.

PROPOSAL 4: REAPPOINTMENT OF INDEPENDENT AUDITORS

Background

Somekh Chaikin, Certified Public Accountants (Israel), a member firm of KPMG International (“KPMG”), have served as our auditors since 2004.

At the Annual Meeting, our shareholders will be asked to approve the re-appointment of KPMG as our independent auditors, pursuant to the recommendation of our Audit Committee and Board of Directors.

We expect that representatives of KPMG will be either physically present or available via phone at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

KPMG has no relationship with us or with any of our affiliates except as auditors and, to a limited extent, as tax consultants and providers of some other audit related services. Our Audit Committee and Board of Directors believe that the independence of KPMG is not affected by such limited non-audit function and that, as a result of their familiarity with our operations and their reputation in the auditing field, they have the necessary personnel and professional qualifications to act as our auditors. At the Annual Meeting, our shareholders will also be asked to authorize our Board of Directors to delegate to our Audit Committee the authority to fix the compensation of our independent auditors.

The following table presents the aggregate fees for professional audit services and other services rendered by KPMG to our company in the years indicated.

	Year Ended December 31,
	2020	2019
	(Amounts in thousands)
Audit fees(1)	$160	$255
Audit related fees	$0	$0
Tax fees(2)	$3	$3
Other fees(3)	$0	$0
Total	$163	$258

(1)
Audit fees consist of fees billed or expected to be billed for the annual audit services engagement and other audit services, which are those services that only the external auditor can reasonably provide, and include the Company audit; statutory audits; comfort letters and consents; attest services; and assistance with and review of documents filed with the SEC.

(2)
Tax fees include fees billed for tax compliance services that were rendered during the most recent fiscal year, including the preparation of original and amended tax returns and claims for refund; tax consultations, such as assistance and representation in connection with tax audits and appeals, tax advice related to mergers and acquisitions, transfer pricing, and requests for rulings or technical advice from taxing authority; tax planning services; and expatriate tax planning and services.

(3)	No other fees were billed by Somekh Chaikin to the Company during the years ended December 31, 2020 or 2019.

Proposed Resolution

It is proposed that the following resolution be adopted at the Annual Meeting:

“RESOLVED, that the reappointment of KPMG as independent auditors of the Company until immediately following the next annual general meeting of shareholders be, and it hereby is, approved, and that the Board of Directors be, and it hereby is, authorized to delegate to the Audit Committee of the Board the authority to fix the remuneration of said independent auditors in accordance with the volume and nature of their services.”

Required Vote

Please see “What are the Voting Requirements to Approve the Proposals?” above. As described therein, approval by an ordinary majority of Shares present, in person or by proxy, and voting is required for the approval of this Proposal 4.

Board Recommendation

Our Board of Directors recommends a vote FOR the approval of the reappointment of our independent auditors.

CONSIDERATION OF THE ANNUAL FINANCIAL STATEMENTS

At the Annual Meeting, our audited consolidated financial statements for the fiscal year ended December 31, 2020 and related auditor’s report will be presented for discussion, as required by the Companies Law.

Our consolidated financial statements and related auditor’s report as well as our Annual Report on Form 10-K, which we filed with the SEC on March 9, 2021, may be obtained for free from the SEC’s website at www.sec.gov, our website at www.chemomab.com or by directing the request to our corporate secretary. The financial statements of Chemomab Ltd. as of, and for the fiscal year ended, December 31, 2020 were attached as Exhibit 99.1 to our amended Current Report on Form 8-K, which we filed with the SEC on March 19, 2021. Furthermore, the pro-forma condensed, combined financial statements of our company and Chemomab Ltd. as of, and for the year ended, December 31, 2020, which reflect our and Chemomab Ltd.’s combined financial condition and results of operations as of that date, and for that period of time, respectively, were attached as Exhibit 99.1 to our amended Current Report on Form 8-K, which we filed with the SEC on April 14, 2021.

None of our or Chemomab Ltd.’s Financial Statements, the related auditor reports, our Annual Report, the foregoing pro-forma condensed, combined financial statements and/or the contents of our website forms part of the proxy solicitation material.

This item will not involve a vote of the shareholders.

SHAREHOLDER PROPOSALS

All shareholder proposals intended to be presented at our 2022 Annual Meeting of Shareholders must be submitted in writing to Chemomab Therapeutics Ltd., Kiryat Atidim, Building 7, Tel-Aviv, Israel 6158002 and received by us no later than July 18, 2021 and must comply in all other respects with applicable rules and regulations of the SEC relating to such inclusion. Such notice must include, with respect to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the 2022 Annual Meeting and the reasons for conducting such business at the 2022 Annual Meeting; (ii) the name and record address of the shareholder proposing such business; (iii) the class and number of shares of our Company which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business.

Any such proposal submitted with respect to our 2022 Annual Meeting which is submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered timely if we receive written notice of that proposal not less than 45 days nor more than 75 days prior to the date in 2022 on which we first  mailed this proxy statement in 2021; however, if the date of the annual meeting is changed by more than 30 days from the date of the prior year’s annual meeting, the notice will be considered untimely if it is not received at least 90 days prior to the newly announced date that we will mail our proxy statement.

ANNUAL REPORT AND RELATED REPORTS TO SHAREHOLDERS

Both our (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 9, 2021 (the “Annual Report”) and (ii) Current Report on Form 8-K/A, filed with the SEC on April 14, 2021 (the “8-K”), which provides additional information about us, including substantive information related to Chemomab Ltd., the operating company acquired by us in connection with the Merger, will be distributed to all shareholders entitled to vote along with the proxy materials. Additional copies of our Annual Report and the 8-K are available on the Internet at http://www.sec.gov and http://www.chemomab.com and are also available in paper form without charge upon written request to Chemomab Therapeutics Ltd., Kiryat Atidim, Building 7, Tel-Aviv, Israel 6158002.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are shareholders of our Company will be “householding” our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholder. Once a shareholder has received notice from its broker that it will be “householding” communications to such shareholder’s address, “householding” will continue until such shareholder is notified otherwise or until such shareholder notifies its broker or us that it no longer wishes to participate in “householding.” If, at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive a separate proxy statement and annual report (for annual meetings) in the future, such shareholders may (1) notify its broker or (2) direct its written request to: Chemomab Therapeutics Ltd., Kiryat Atidim, Building 7, Tel-Aviv, Israel 6158002. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to such shareholders at a sharedaddress to which a single copy of the documents was delivered.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our ordinary shares to file with the SEC reports regarding their ownership and changes in ownership of our equity securities. We believe that all Section 16 filings requirements were met by our officers and directors during 2019.

Other Matters

The Board of Directors currently knows of no other business to be transacted at the Annual Meeting, other than as set forth in the Notice of 2020 Annual General Meeting of Shareholders; but, if any other matter is properly presented at the Annual Meeting, the persons named in the enclosed form of proxy will vote upon such matters in accordance with their best judgment.

Where to Find More Information

Our reports on Forms 10-K, 8-K and formerly on Forms 20-F and 6-K and all amendments to those reports are available without charge through our website, www.chemomab.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our Code of Business Conduct and Code of Ethics, and our Committee Charters are also available at our website address mentioned   above. The content of our website, however, is not part of this proxy statement. You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this proxy statement or by calling us at +972- 773310156.

Our SEC filings and submissions are also available to the public from commercial document retrieval services and at the Internet at http://www.sec.gov.

APPENDIX A

COMPENSATION POLICY

CHEMOMAB THERAPEUTICS LTD.

Compensation Policy for Executive Officers and Directors

(As Adopted on [_____], 2021)

A. Overview and Objectives

1.	Introduction

This document sets forth the Compensation Policy for Executive Officers and Directors (this “Compensation Policy” or “Policy”) of Chemomab Therapeutics Ltd. (“Chemomab” or the “Company”), in accordance with the requirements of the Companies Law, 5759-1999 and the regulations promulgated thereunder (the “Companies Law”).

Compensation is a key component of Chemomab’s overall human capital strategy to attract, retain, reward, and motivate highly skilled individuals that will enhance Chemomab’s value and otherwise assist Chemomab to reach its business and financial long-term goals. Accordingly, the structure of this Policy is established to tie the compensation of each officer to Chemomab’s goals and performance.

For purposes of this Policy, “Executive Officers” shall mean “Office Holders” as such term is defined in Section 1 of the Companies Law, excluding, unless otherwise expressly indicated herein, Chemomab’s directors.

This policy is subject to applicable law and is not intended, and should not be interpreted as limiting or derogating from, provisions of applicable law to the extent not permitted.

This Policy shall apply to compensation agreements and arrangements which will be approved after the date on which this Policy is adopted and shall serve as Chemomab’s Compensation Policy for three (3) years, commencing as of its adoption, unless amended earlier.

The Compensation Committee and the Board of Directors of Chemomab (the “Compensation Committee” and the “Board”, respectively) shall review and reassess the adequacy of this Policy from time to time, as required by the Companies Law.

2.	Objectives

Chemomab’s objectives and goals in setting this Policy are to attract, motivate and retain experienced and talented leaders who will contribute to Chemomab’s success and enhance shareholder value, while demonstrating professionalism in an achievement-oriented and merit-based culture that rewards long-term excellence, and embedding and modeling Chemomab’s core values as part of a motivated behavior. To that end, this Policy is designed, among other things:

2.1.	To closely align the interests of the Executive Officers with those of Chemomab’s shareholders in order to enhance shareholder value;

2.2.	To align a significant portion of the Executive Officers’ compensation with Chemomab’s short and long-term goals and performance;

2.3.
To provide the Executive Officers with a structured compensation package, including competitive salaries, performance-motivating cash and equity incentive programs and benefits, and to be able to present to each Executive Officer an opportunity to advance in a growing organization;

2.4.	To strengthen the retention and the motivation of Executive Officers in the long-term;

2.5.	To provide appropriate awards in order to incentivize superior individual excellence and corporate performance; and

2.6.	To maintain consistency in the way Executive Officers are compensated.

3.	Compensation Instruments

Compensation instruments under this Policy may include the following:

3.1.	Base salary;

3.2.	Benefits;

3.3.	Cash bonuses;

3.4.	Equity based compensation;

3.5.	Change of control provisions; and

3.6.	Retirement and termination terms.

4.	Overall Compensation - Ratio Between Fixed and Variable Compensation

4.1.
This Policy aims to balance the mix of “Fixed Compensation” (comprised of base salary and benefits) and “Variable Compensation” (comprised of cash bonuses and equity-based compensation) in order to, among other things, appropriately incentivize Executive Officers to meet Chemomab’s short and long-term goals while taking into consideration the Company’s need to manage a variety of business risks.

4.2.
The total annual target bonus and equity-based compensation per vesting annum (based on the fair market value at the time of grant calculated on a linear basis) of each Executive Officer shall not exceed 95% of such Executive Officer’s total compensation package for such year.

5.	Inter-Company Compensation Ratio

5.1.
In the process of drafting this Policy, Chemomab’s Board and Compensation Committee have examined the ratio between employer cost associated with the engagement of the Executive Officers, including directors, and the average and median employer cost associated with the engagement of Chemomab’s other employees (including contractor employees as defined in the Companies Law) (the “Ratio”).

5.2.
The possible ramifications of the Ratio on the daily working environment in Chemomab were examined and will continue to be examined by Chemomab from time to time in order to ensure that levels of executive compensation, as compared to the overall workforce will not have a negative impact on work relations in Chemomab

B. Base Salary and Benefits

6.	Base Salary

6.1.
A base salary provides stable compensation to Executive Officers and allows Chemomab to attract and retain competent executive talent and maintain a stable management team. The base salary varies among Executive Officers, and is individually determined according to the educational background, prior vocational experience, qualifications, corporate role, business responsibilities and past performance of each Executive Officer.

6.2.
Since a competitive base salary is essential to Chemomab’s ability to attract and retain highly skilled professionals, Chemomab will seek to establish a base salary that is competitive with base salaries paid to Executive Officers in a peer group of other companies operating in [technology] sectors that are as much as possible similar in their characteristics to Chemomab, the list of which shall be reviewed and approved by the Compensation Committee. To that end, Chemomab shall utilize comparative market data and practices as a reference, including a survey comparing and analyzing the level of the overall compensation package offered to an Executive Officer of the Company with compensation packages for persons serving in similar positions (to that of the relevant officer) in the peer group. Such compensation survey may be conducted internally or through an external independent consultant.

6.3.
The Compensation Committee and the Board may periodically consider and approve base salary adjustments for Executive Officers. The main considerations for salary adjustment will be similar to those used in initially determining the base salary, but may also include change of role or responsibilities, recognition for professional achievements, regulatory or contractual requirements, budgetary constraints or market trends. The Compensation Committee and the Board will also consider the previous and existing compensation arrangements of the Executive Officer whose base salary is being considered for adjustment. Any limitation herein based on the annual base salary shall be calculated based on the monthly base salary applicable at the time of consideration of the respective grant or benefit.

7.	Benefits

7.1.	The following benefits may be granted to the Executive Officers in order, among other things, to comply with legal requirements:

7.1.1.	Vacation days in accordance with market practice;

7.1.2.	Sick days in accordance with market practice;

7.1.3.	Convalescence pay according to applicable law;

7.1.4.	Monthly remuneration for a study fund, as allowed by applicable law and with reference to Chemomab’s practice and the practice in peer group companies (including contributions on bonus payments);

7.1.5.
Chemomab shall contribute on behalf of the Executive Officer to an insurance policy or a pension fund, as allowed by applicable law and with reference to Chemomab’s policies and procedures and the practice in peer group companies (including contributions on bonus payments); and

7.1.6.
Chemomab shall contribute on behalf of the Executive Officer towards work disability insurance, as allowed by applicable law and with reference to Chemomab’s policies and procedures and to the practice in peer group companies.

7.2.
Non-Israeli Executive Officers may receive other similar, comparable or customary benefits as applicable in the relevant jurisdiction in which they are employed. Such customary benefits shall be determined based on the methods described in Section 6.2 of this Policy (with the necessary changes and adjustments).

7.3.
In the events of relocation and/or repatriation of an Executive Officer to another geography, such Executive Officer may receive other similar, comparable or customary benefits as applicable in the relevant jurisdiction in which he or she is employed or additional payments to reflect adjustments in the cost of living. Such benefits may include reimbursement for out-of-pocket one-time payments and other ongoing expenses, such as a housing allowance, a car allowance, home leave visit, etc.

7.4.
Chemomab may offer additional benefits to its Executive Officers, which will be comparable to customary market practices, such as, but not limited to: cellular and land line phone benefits, company car and travel benefits, reimbursement of business travel including a daily stipend when traveling and other business related expenses, insurances, other benefits (such as newspaper subscriptions, academic and professional studies), etc., provided, however, that such additional benefits shall be determined in accordance with Chemomab’s policies and procedures.

C. Cash Bonuses

8.	Annual Cash Bonuses - The Objective

8.1.
Compensation in the form of an annual cash bonus is an important element in aligning the Executive Officers’ compensation with Chemomab’s objectives and business goals. Therefore, annual cash bonuses will reflect a pay-for-performance element, with payout eligibility and levels determined based on actual financial and operational results, in addition to other factors the Compensation Committee may determine, including individual performance.

8.2.
An annual cash bonus may be awarded to Executive Officers upon the attainment of pre-set periodical objectives and individual targets determined by the Compensation Committee (and, if required by law, by the Board) for each fiscal year, or in connection with such officer’s engagement, in case of newly hired Executive Officers, taking into account Chemomab’s short and long-term goals, as well as its compliance and risk management policies. The Compensation Committee and the Board shall also determine applicable minimum thresholds that must be met for entitlement to the annual cash bonus (all or any portion thereof) and the formula for calculating any annual cash bonus payout, with respect to each fiscal year, for each Executive Officer. In special circumstances, as determined by the Compensation Committee and the Board (e.g., regulatory changes, significant changes in Chemomab’s business environment, a significant organizational change, significant merger and acquisition events, etc.), the Compensation Committee and the Board may modify the objectives and/or their relative weight during the fiscal year, or may modify payouts following the conclusion of the year.

8.3.
In the event that the employment of an Executive Officer is terminated prior to the end of a fiscal year, the Company may (but shall not be obligated to) pay such Executive Officer an annual cash bonus (which may or may not be pro-rated) assuming the Executive Officer is otherwise entitled to an annual cash bonus.

8.4.	The actual annual cash bonus to be paid to Executive Officers shall be approved by the Compensation Committee and the Board.

9.	Annual Cash Bonuses - The Formula

Executive Officers other than the CEO

9.1.
The performance objectives for the annual cash bonus of Chemomab’s Executive Officers, other than the chief executive officer (the “CEO”), may be approved by Chemomab’s CEO (in lieu of the Compensation Committee) and may be based on company, division/ departmental/business unit and individual objectives. The Company may also grant annual cash bonuses to Chemomab’s Executive Officers, other than the CEO, on a discretionary basis.

9.2.	The target annual cash bonus that an Executive Officer, other than the CEO, will be entitled to receive for any given fiscal year, will not exceed 100% of such Executive Officer’s annual base salary.

9.3.
The maximum annual cash bonus, including for overachievement performance, that an Executive Officer, other than the CEO, will be entitled to receive for any given fiscal year, will not exceed 200% of such Executive Officer’s annual base salary.

CEO

9.4.
The annual cash bonus of Chemomab’s CEO will be mainly based on measurable performance objectives and subject to minimum thresholds as provided in Section 8.2 above. Such measurable performance objectives will be determined annually by Chemomab’s Compensation Committee (and, if required by law, by Chemomab’s Board) and will be based on company and personal objectives.

9.5.
The less significant part of the annual cash bonus granted to Chemomab’s CEO, and in any event not more than 30% of the annual cash bonus, may be based on a discretionary evaluation of the CEO’s overall performance by the Compensation Committee and the Board based on quantitative and qualitative criteria.

9.6.	The target annual cash bonus that the CEO will be entitled to receive for any given fiscal year, will not exceed 100% of his or her annual base salary.

9.7.	The maximum annual cash bonus including for overachievement performance that the CEO will be entitled to receive for any given fiscal year, will not exceed 200% of his or her annual base salary.

10.	Other Bonuses

10.1.
Special Bonus. Chemomab may grant its Executive Officers a special bonus as an award for special achievements (such as in connection with mergers and acquisitions, offerings, achieving target budget or business plan objectives under exceptional circumstances, or special recognition in case of retirement) or as a retention award at the CEO’s discretion for Executive Officers other than the CEO (and in the CEO’s case, at the Compensation Committee’s and the Board’s discretion), subject to any additional approval as may be required by the Companies Law (the “Special Bonus”). Any such Special Bonus will not exceed 200% of the Executive Officer’s annual base salary. A Special Bonus can be paid, in whole or in part, in equity in lieu of cash and the value of any such equity component of a Special Bonus shall be determined in accordance with Section 13.3 below.

10.2.
Signing Bonus. Chemomab may grant a newly recruited Executive Officer a signing bonus.  Any such signing bonus shall be granted and determined at the CEO’s discretion for Executive Officers other than the CEO (and in the CEO’s case, at the Compensation Committee’s and the Board’s discretion), subject to any additional approval as may be required by the Companies Law (the “Signing Bonus”). Any such Signing Bonus will not exceed 100% of the Executive Officer’s annual base salary.

10.3.
Relocation/ Repatriation Bonus. Chemomab may grant its Executive Officers a special bonus in the event of relocation or repatriation of an Executive Officer to another geography, Any such bonus shall be granted and determined at the CEO’s discretion for Executive Officers other than the CEO (and in the CEO’s case, at the Compensation Committee’s and the Board’s discretion), subject to any additional approval as may be required by the Companies Law (the “Relocation Bonus”). Any such Relocation bonus will include customary benefits associated with such relocation and its monetary value will not exceed 100% of the Executive Officer’s annual base salary.

11.	Compensation Recovery (“Clawback”)

11.1.
In the event of an accounting restatement, Chemomab shall be entitled to recover from its Executive Officers the bonus compensation or performance-based equity compensation in the amount in which such compensation exceeded what would have been paid based on the financial statements, as restated, provided that a claim is made by Chemomab prior to the second anniversary following the filing of such restated financial statements.

11.2.	Notwithstanding the aforesaid, the compensation recovery will not be triggered in the following events:

11.2.1.	The financial restatement is required due to changes in the applicable financial reporting standards; or

11.2.2.	The Compensation Committee has determined that Clawback proceedings in the specific case would be impossible, impractical, or not commercially or legally efficient.

11.3.
Nothing in this Section 11 derogates from any other “Clawback” or similar provisions regarding disgorging of profits imposed on Executive Officers by virtue of applicable securities laws or a separate contractual obligation.

D. Equity Based Compensation

12.	The Objective

12.1.
The equity-based compensation for Chemomab’s Executive Officers will be designed in a manner consistent with the underlying objectives of the Company in determining the base salary and the annual cash bonus, with its main objectives being to enhance the alignment between the Executive Officers’ interests with the long-term interests of Chemomab and its shareholders, and to strengthen the retention and the motivation of Executive Officers in the long term. In addition, since equity-based awards are structured to vest over several years, their incentive value to recipients is aligned with longer-term strategic plans.

12.2.
The equity-based compensation offered by Chemomab is intended to be in the form of share options and/or other equity-based awards, such as restricted shares, RSUs or performance stock units, in accordance with the Company’s equity incentive plan in place as may be updated from time to time.

12.3.
All equity-based incentives granted to Executive Officers (other than bonuses paid in equity in lieu of cash) shall normally be subject to vesting periods in order to promote long-term retention of the awarded Executive Officers. Unless determined otherwise in a specific award agreement or in a specific compensation plan approved by the Compensation Committee and the Board, grants to Executive Officers other than non-employee directors shall vest based on time, gradually over a period of at least 2-4 years, or based on performance. The exercise price of options shall be determined in accordance with Chemomab’s policies, the main terms of which shall be disclosed in the annual report of Chemomab

12.4.
All other terms of the equity awards shall be in accordance with Chemomab’s incentive plans and other related practices and policies. Accordingly, the Board may, following approval by the Compensation Committee, make modifications to such awards consistent with the terms of such incentive plans, subject to any additional approval as may be required by the Companies Law.

13.	General Guidelines for the Grant of Awards

13.1.
The equity-based compensation shall be granted from time to time and be individually determined and awarded according to the performance, educational background, prior business experience, qualifications, corporate role and the personal responsibilities of the Executive Officer.

13.2.
In determining the equity-based compensation granted to each Executive Officer, the Compensation Committee and the Board shall consider the factors specified in Section 13.1 above, and in any event, such equity-based compensation will not exceed: (i) with respect to the CEO –5% of the share capital of the Company on a fully diluted basis on the date of grant, in the aggregate;  (ii) with respect to each of the other Executive Officers 2% of the share capital of the Company on a fully diluted basis (for initial grants following appointment) and 0.5% of the share capital of the Company on a fully diluted basis (for annual grants).

E. Retirement and Termination of Service Arrangements

14.	Advanced Notice Period

Chemomab may provide an Executive Officer, on the basis of his/her seniority in the Company, his/her contribution to the Company’s goals and achievements and the circumstances of his/her retirement prior notice of termination of up to six (6) months, during which the Executive Officer may be entitled to all of the compensation elements, and to the continuation of vesting of his/her equity-based compensation. Such advance notice may or may not be provided in addition to severance, provided, however, that the Compensation Committee shall take into consideration the Executive Officer’s entitlement to advance notice in establishing any entitlement to severance and vice versa.

15.	Adjustment Period

Chemomab may provide an additional adjustment period of up to six (6) months to the CEO or to any other Executive Officer according to his/her seniority in the Company, his/her contribution to the Company’s goals and achievements and the circumstances of retirement, during which the Executive Officer may be entitled to all of the compensation elements, and to the continuation of vesting of his/her equity-based compensation.

16.	Additional Retirement and Termination Benefits

Chemomab may provide additional retirement and terminations benefits and payments as may be required by applicable law (e.g., mandatory severance pay under Israeli labor laws), or which will be comparable to customary market practices.

17.	Non-Compete Grant

Upon termination of employment and subject to applicable law, Chemomab may grant to its Executive Officers a non-compete grant as an incentive to refrain from competing with Chemomab for a defined period of time. The terms and conditions of the non-compete grant shall be decided by the Board and shall not exceed such Executive Officer’s monthly base salary multiplied by twelve (12).  The Board shall consider the existing entitlements of the Executive Officer in connection with the consideration of any non-compete grant.

18.	Limitation Retirement and Termination of Service Arrangements

The total non-statutory payments under Section 14-17 above for a given Executive Officer shall not exceed the Executive Officer’s monthly base salary multiplied by twenty-four (24). The limitation under this Section 18 does not apply to benefits and payments provided under other chapters of this Policy.

F. Exculpation, Indemnification and Insurance

19.	Exculpation

Each and every Director and Executive Officer may be exempted in advance for all or any of his/her liability for damage in consequence of a breach of the duty of care, to the fullest extent permitted by applicable law.

20.	Insurance and Indemnification

20.1.
Chemomab may indemnify its directors and Executive Officers to the fullest extent permitted by applicable law, for any liability and expense that may be imposed on the director or the Executive Officer, as provided in the indemnity agreement between such individuals and Chemomab all subject to applicable law and the Company’s articles of association.

20.2.	Chemomab will provide directors’ and officers’ liability insurance (the “Insurance Policy”) for its directors and Executive Officers as follows:

20.2.1.
The limit of liability of the insurer shall not exceed the greater of $50 million or 50% of the Company’s market valuation at the time of approval of the Insurance Policy by the Compensation Committee; and

20.2.2.
The Insurance Policy, as well as the limit of liability and the premium for each extension or renewal shall be approved by the Compensation Committee (and, if required by law, by the Board) which shall determine that the sums are reasonable considering Chemomab’s exposures, the scope of coverage and the market conditions and that the Insurance Policy reflects the current market conditions and that it shall not materially affect the Company’s profitability, assets or liabilities.

20.3.
Upon circumstances to be approved by the Compensation Committee (and, if required by law, by the Board), Chemomab shall be entitled to enter into a “run off” Insurance Policy (the “Run-Off Policy”) of up to seven (7) years, with the same insurer or any other insurance, as follows:

20.3.1.	The limit of liability of the insurer shall not exceed the greater of $50 million or 50% of the Company’s market valuation at the time of approval by the Compensation Committee; and

20.3.2.
The Run-Off Policy, as well as the limit of liability and the premium for each extension or renewal shall be approved by the Compensation Committee (and, if required by law, by the Board) which shall determine that the sums are reasonable considering the Company’s exposures covered under such policy, the scope of coverage and the market conditions and that the Run-Off Policy reflects the current market conditions and that it shall not materially affect the Company’s profitability, assets or liabilities.

20.4.	Chemomab may extend an Insurance Policy in effect to include coverage for liability pursuant to a future public offering of securities as follows:

20.4.1.
The Insurance Policy, as well as the additional premium shall be approved by the Compensation Committee (and if required by law, by the Board) which shall determine that the sums are reasonable considering the exposures pursuant to such public offering of securities, the scope of coverage and the market conditions and that the Insurance Policy reflects the current market conditions, and that it does not materially affect the Company’s profitability, assets or liabilities.

G. Arrangements upon Change of Control

21.
The following benefits may be granted to the Executive Officers (in addition to, or in lieu of, the benefits applicable in the case of any retirement or termination of service) upon or in connection with a “Change of Control” or, where applicable, in the event of a Change of Control following which the employment of the Executive Officer is terminated or adversely adjusted in a material way:

21.1.	Acceleration of vesting of outstanding options or other equity-based awards;

21.2.	Extension of the exercise period of equity-based grants for Chemomab’s Executive Officers for a period of up to one (1) year, following the date of termination of employment; and

21.3.
Up to an additional six (6) months of continued base salary and benefits following the date of termination of employment (the “Additional Adjustment Period”). For avoidance of doubt, such additional Adjustment Period may be in addition to the advance notice and adjustment periods pursuant to Sections 14 and 15 of this Policy, but subject to the limitation set forth in Section 18 of this Policy.

21.4.	A cash bonus not to exceed 200% of the Executive Officer’s annual base salary in case of an Executive Officer other than the CEO and 250% in case of the CEO.

H. Board of Directors Compensation

All Chemomab’s non-employee Board members may be entitled to an annual cash fee retainer of up to $50,000 (and up to $100,000 for the chairperson of Chemomab’s Board), an annual committee membership fee retainer of up to $7,500, and an annual committee chairperson cash fee retainer of up to $15,000 (it is being clarified that the payment for the chairperson would be in lieu of (and not in addition) to the payments referenced above for committee membership.

23.
The compensation of the Company’s external directors, if any are required and elected, shall be in accordance with the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director), 5760-2000, as amended by the Companies Regulations (Relief for Public Companies Traded in Stock Exchange Outside of Israel), 5760-2000, as such regulations may be amended from time to time.

24.
Notwithstanding the provisions of Section 22 above, in special circumstances, such as in the case of a professional director, an expert director or a director who makes a unique contribution to the Company, such director’s compensation may be different than the compensation of all other directors and may be greater than the maximum amount allowed under Section 22.

25.
Each non-employee member of Chemomab’s Board (other than the chairperson of Chemomab’s Board) may be granted equity-based compensation not to exceed, per annum, 0.4% of the share capital of the Company on a fully diluted basis at the time of the grant. The chairperson of Chemomab’s Board may be granted equity-based compensation not to exceed, per annum, 1.0% of the share capital of the Company on a fully diluted basis at the time of the grant.

26.
All other terms of the equity awards shall be in accordance with Chemomab’s incentive plans and other related practices and policies. Accordingly, the Board may, following approval by the Compensation Committee, make modifications to such awards consistent with the terms of such incentive plans, subject to any additional approval as may be required by the Companies Law.

27.	In addition, members of Chemomab’s Board may be entitled to reimbursement of expenses in connection with the performance of their duties.

28.	The compensation (and limitations) stated under Section H will not apply to directors who serve as Executive Officers.

I. Miscellaneous

29.
Nothing in this Policy shall be deemed to grant to any of Chemomab’s Executive Officers, employees, directors, or any third party any right or privilege in connection with their employment by or service to the Company, nor deemed to require Chemomab to provide any compensation or benefits to any person. Such rights and privileges shall be governed by applicable personal employment agreements or other separate compensation arrangements entered into between Chemomab and the recipient of such compensation or benefits. The Board may determine that none or only part of the payments, benefits and perquisites detailed in this Policy shall be granted, and is authorized to cancel or suspend a compensation package or any part of it.

30.
An Immaterial Change in the Terms of Employment of an Executive Officer other than the CEO may be approved by the CEO, provided that the amended terms of employment are in accordance with this Policy. An “Immaterial Change in the Terms of Employment” means a change in the terms of employment of an Executive Officer with an annual total cost to the Company not exceeding an amount equal to two (2) monthly base salaries of such employee.

31.
In the event that new regulations or law amendment in connection with Executive Officers’ and directors’ compensation will be enacted following the adoption of this Policy, Chemomab may follow such new regulations or law amendments, even if such new regulations are in contradiction to the compensation terms set forth herein.

*********************

This Policy is designed solely for the benefit of Chemomab and none of the provisions thereof are intended to provide any rights or remedies to any person other than Chemomab.

Annual General Meeting of	Annual General Meeting of Chemomab Therapeutics Ltd.
Chemomab Therapeutics Ltd.	to be held on July 19, 2021
Date: July 19, 2021	For Holders as of June 14, 2021
See Voting Instruction On Reverse Side.
Please make your marks like this: ☒ Use pen only

			For	Against	Abstain

     ● Mark, sign and date your Voting Instruction Form.
     ● Detach your Voting Instruction Form.
     ● Return your Voting Instruction Form in the postage-paid envelope provided.

All votes must be received by 12:00 p.m. EST, on July 14, 2021.

PROXY TABULATOR FOR
CHEMOMAB THERAPEUTICS LTD.
P.O. BOX 8016
CARY, NC 27512-9903

1.	To approve the Company’s updated Compensation Policy for directors and officers;		☐	☐	☐
			Yes	No
	a.	Are you a controlling shareholder in the Company or have a personal interest in the approval of resolution No. 1	☐	☐

(Please note: If you do not mark either Yes or No, your shares will not be voted for proposal 1).
			For	Against	Abstain
2.	To approve an amendment to the terms of engagement of Dr. Adi Mor, the Company’s Chief Executive Officer;		☐	☐	☐
			Yes	No
	a.	Are you a controlling shareholder in the Company or have a personal interest in the approval of resolution No. 2	☐	☐

(Please note: If you do not mark either Yes or No, your shares will not be voted for proposal 2).
			For	Against	Abstain
3.	To approve an increase in the number of ordinary shares reserved for issuance under the Company’s 2015 Share Incentive Plan; and		☐	☐	☐

4.
To approve the reappointment of Somekh Chaikin, a member firm of KPMG International, as our independent auditors and to authorize our board of directors to delegate to the audit committee the authority to fix the said independent auditors’ remuneration in accordance with the volume and nature of their services.
			☐	☐	☐
EVENT #

CLIENT #
Authorized Signatures - This section must be
completed for your instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Chemomab Therapeutics Ltd. Instructions to The Bank of New York Mellon, as Depositary (Must be received prior to 12:00 p.m. EST on July 14, 2021)

The undersigned registered owner of American Depositary Shares hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Shares of Chemomab Therapeutics Ltd. registered in the name of the undersigned on the books of the Depositary as of the close of business on June 14, 2021 at the Annual General Meeting of the Shareholders of Chemomab Therapeutics Ltd. to be held on July 19, 2021 or any postponement or adjournment thereof in respect of the resolutions specified on the reverse.

NOTES:
1. Please direct the Depositary how it is to vote by placing an “X” in the appropriate box opposite each agenda item.